UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Genesee & Wyoming Inc.

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The following communication was made by or on behalf of Genesee & Wyoming Inc. on July 1, 2019.

TO:	All G&W
FROM:	Jack Hellmann, Chairman and CEO
SUBJECT:	G&W to Be Acquired by Brookfield Infrastructure and GIC
DATE:	July 1, 2019

This morning we are excited to announce that G&W has entered into an agreement to be acquired by Brookfield Infrastructure and GIC, pending regulatory and shareholder approval. If approved, the sale is expected to close at the end of 2019 or early 2020. Brookfield and GIC are two of the most respected infrastructure investors in the world who have a long-term view of investing that is perfectly suited to long-lived rail assets. Not only will Brookfield/GIC support the continued execution of G&W’s growth strategy by our current management team, but they also will bring expertise from their ownership of other rail assets around the world and related businesses such as ports.

The transaction would result in G&W becoming a private company. Under the new ownership, G&W will continue to focus on world class safety, outstanding service and the best people in the rail business. For decades, G&W has prided itself on building long-term relationships with customers, Class I partners, the communities we serve and the governments with whom we interact across our global footprint. If approved, the transaction will only enhance our commitment to long-term strategic growth, high quality service offerings, prioritization of new business development and the application of technology to make our business more efficient. In addition, the transaction will enable us to make additional acquisitions using Brookfield/GIC’s capital resources.

More information on Brookfield/GIC and the transaction is available in the public press release and presentation that were distributed this morning, both attached to this message.

Brookfield/GIC recognizes that great employees are essential to G&W’s success and that industry knowledge and expertise are critical to our future growth. As we work through the transaction process, our day-to-day focus on delivering safe and efficient service to our customers remains unchanged. It will truly be business as usual as we seek to fulfill our core purpose of being the safest and most respected transportation service provider in the world.

With any change, there will be questions and concerns. You’ll find Q&As about the transaction and its potential impact on the following pages. You also can send questions to GWFuture@gwrr.com. In addition, we will schedule in-person meetings between G&W’s leadership and employees, and we will continue to communicate with you as more information becomes available.

We appreciate all that you do to make G&W successful. As we turn to the next chapter in our history, remember that we are one team with common values and individual responsibility. This is an exciting time for G&W, and I’m confident that our entire team will take this opportunity to demonstrate that Brookfield/GIC has made the right choice in investing in G&W for the long run.

Thank you.

Employee Q&A

SALE-SPECIFIC

Why did we agree to sell G&W?

As with any publicly traded company, all of us have a fiduciary responsibility to maximize value for our shareholders and optimize the long-term potential of our company. All of us at G&W have done a great job at meeting this objective over the last several decades. This transaction provides our shareholders with a stock price premium prior to market rumors of 39.5% to our March 8 share price, producing a significant return on their investment, while positioning our company for future growth and success.

Is this a good thing?

Yes, in Brookfield/GIC, we have world class infrastructure investment partners to help us build G&W for the long term. As a private company, we are also excited that this transaction provides us with the opportunity to focus more energy on our business, including business development, strategic planning and expanding our service offerings.

How is being a private company different from being publicly traded?

As a publicly traded company, we report quarterly financial results and are measured in part by our short-term financial performance, book earnings and current share price. As a private company under the ownership of an infrastructure fund, we will be focused on generating strong and growing cash flow as the key measure for long-term success. The North American rail freight industry has previously experienced another similar change in ownership, when Berkshire Hathaway acquired BNSF in 2010.

What’s an infrastructure fund?

Managers of infrastructure funds invest in infrastructure assets, such as roads, airports, pipelines, utilities and railroads. Infrastructure is a relatively new asset class that, over the last decade, has established a strong track record for producing stable and predictable cash flows.

When does Brookfield/GIC take over?

The transaction requires regulatory and shareholder approval and could be finalized in late 2019 or early 2020.

Is the entire business being acquired?

Yes, this agreement includes all of G&W’s operating regions in North America and the UK/Europe. Brookfield/GIC intends to sell our 51% stake in the Australian business concurrent with closing, due to regulatory considerations related to Brookfield’s existing rail operations in Australia.

Who are Brookfield and GIC?

Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, energy and data infrastructure sectors across North and South America, Asia Pacific and Europe.

Established in 1981 to manage Singapore’s foreign reserves, GIC is a global long-term investor with well over $100 billion in assets in over 40 countries worldwide. GIC is also a significant investor in major infrastructure assets around the world.

What Brookfield entity is buying G&W?

Brookfield Infrastructure is investing through Brookfield Infrastructure Fund IV, a private infrastructure fund managed by Brookfield Asset Management, through which Brookfield Infrastructure is the single largest investor.

Brookfield Infrastructure is a publicly traded, limited partnership (listed on the New York and Toronto stock exchanges under the stock ticker “BIP”) with corporate headquarters in Toronto, Canada. It engages in the acquisition and management of infrastructure assets on a global basis, has $65 billion of assets under management, and over 30,000 operating employees.

Brookfield Infrastructure’s parent company is Brookfield Asset Management, a global alternative asset management company that trades under the New York and Toronto stock exchanges under the stock ticker “BAM”, with over $365 billion of assets under management.

What are Brookfield’s credentials in managing rail assets?

Brookfield Infrastructure has a significant presence in the transport sector across the globe, and they are led by an experienced team with a proven track record. In particular, they have a decade-long track record of owning and operating rail businesses in Australia and South America. In addition, they operate ports and toll road businesses in North America, Europe, South America, and Asia Pacific.

Today, Brookfield, through its wholly owned subsidiary Arc Infrastructure, is the sole provider of a rail network in the southern half of Western Australia, with approximately 5,500 track kilometers. As information, Arc Infrastructure is the former WestNet Rail, which may be familiar to many G&W employees as it was previously part of the Australian Railroad Group, G&W’s Australian joint venture, which was sold in 2006. In addition, it is an investor in VLI which owns and operates an integrated logistics business with approximately 4,800 km of rail in Brazil. They also have a deep understanding of the ports sector through their investments in terminal operations in the U.S. (Trapac, which includes container terminals in the Ports of Long Beach and Oakland); UK (PD Ports, which includes operations in 13 locations including the Ports of Teesport and Hartlepool) and Australia (Patrick Terminals and Linx).

Given their presence in jurisdictions in which G&W operates and their experience with freight railroads and ports, we believe they have the requisite experience and expertise to work with management to deliver on our business plan.

What is Brookfield’s corporate culture?

Brookfield Infrastructure cites these core principles that guide their activities:

•	We have a strong commitment to health, safety, security and the environment, where we believe every accident is preventable

•	We believe in being a good corporate citizen, as our credibility and social license to operate relies on the relationships built in the communities in which we operate

•	We value common achievements over individual successes

•	Our leaders demonstrate the highest levels of honesty and integrity

EMPLOYEE-SPECIFIC

Will there be reductions in staff?

Brookfield/GIC recognizes that employees are essential to G&W’s success to date and that industry knowledge and expertise are critical to our future growth. It’s business as usual for all employees post this announcement. We continue to operate as usual and maintain our commitment to employees, customers, and all our stakeholders.

Will my compensation package change?

G&W takes compensation seriously and understands that maintaining competitive compensation and benefits allows us to retain and hire the best employees.

Will my benefits package change?

Current 2019 health and benefits elections will remain the same for all eligible employees. As is customary each year, we will review market offerings prior to the 2020 Open Enrollment period, and we recognize the value of competitive benefits to employees.

Am I still eligible for my 2019 bonus?

Eligibility for 2019 bonus payments remains unchanged.

What happens to my collective bargaining agreement?

Current collective bargaining agreements for eligible employees remain unchanged.

If we’re no longer a public company, what happens to my unvested stock?

Unvested stock for eligible employees will automatically vest at the sale price upon completion of the acquisition and will be paid out in cash based on the $112 share price associated with the transaction.

Will my office location close or change? Might I have to relocate?

Overall, it’s business as usual. As we do today, Brookfield/GIC will help evaluate the efficiency of our operations and determine if any changes are logical in the future.

G&W-SPECIFIC

What happens to G&W’s management team?

Overall, it is business as usual. As we do today, Brookfield/GIC will evaluate the overall organizational design and determine if/when changes are necessary in the future.

Does G&W’s Code of Ethics still apply?

Abiding by G&W’s Code of Ethics continues to be a condition of employment. Ethical business practices are critical to the customers, vendors and communities with whom we work and are also core principles of the new owners.

Will our branding change?

G&W’s name and brand has become synonymous with safety and service over the years. Both are expected to remain unchanged.

NEXT STEPS

Will we hear from Brookfield/GIC?

Interaction and communication will be limited prior to the closing of the transaction. With that said, we expect them to be both an active and supportive owner.

When can I expect the next update?

G&W’s management team will share updates with employees as they become available.

Where can I go with questions in the meantime?

Any questions or concerns related to the acquisition can be emailed to GWFuture@gwrr.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of G&W. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. G&W cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to G&W’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to G&W, are necessarily estimates reflecting the judgment of G&W’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause G&W’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from G&W’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on G&W’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the operation of G&W’s railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in G&W’s operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which G&W or its customers are subject; increased competition in relevant markets; funding needs and financing sources, including G&W’s ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; G&W’s ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with G&W’s substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” in G&W’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in G&W’s most recent Annual Report on Form 10-K filed on February 26, 2019.

G&W’s forward-looking statements speak only as of the date of this communication or as of the date they are made. G&W disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of G&W by Brookfield and GIC. In connection with the proposed merger transaction, G&W will file with the SEC and furnish to G&W’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and G&W’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through G&W’s website at www.gwrr.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of G&W may be deemed “participants” in the solicitation of proxies from stockholders of G&W in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of G&W in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 8, 2019.